EXHIBIT 99.1

Predictive Oncology Inc. Announces Newest Board Member

MINNEAPOLIS, April 27, 2021 (GLOBE NEWSWIRE) -- Predictive Oncology (NASDAQ: POAI), a knowledge-driven company focused on applying artificial intelligence (“AI”) to personalized medicine and drug discovery, is excited to announce today their newest Board Member Dr. Christina Jenkins.

Dr. Christina Jenkins is a strategic advisor and venture investor whose expertise spans clinical medicine, venture capital, health systems and health plans. She applies her unique perspective of providers, payers, and consumers to help leaders optimize growth and health outcomes.

Dr. Jenkins is a Venture Partner at Phoenix Venture Partners (PVP), where she co-leads the firm’s seed-stage investment strategy in the healthcare/life sciences vertical. She is focused on hardware-enabled platform companies that are transforming the way we diagnose, monitor, and treat health conditions. She also leads investments for Portfolia’s FemTech and Active Aging and Longevity funds, focusing on evidence-backed digital health and device companies targeting the health of women.

Previously, Dr. Jenkins was the founding CEO of OneCity Health Services, a subsidiary of NYC Health + Hospitals (H+H), where she built a team to 130 people and led a successful $1.2B effort to design and implement technology-enabled care models and accelerate value-based payment (financial risk) readiness for 1M lives.

She is a Board Director for Independence Health Group (parent of Independence Blue Cross and AmeriHealth Caritas), a Board Observer for Madorra, and an advisory board member of multiple value-generating healthcare companies.

"We are very fortunate to have Dr. Jenkins join our Board of Directors. As a medical doctor she brings additional insight and perspectives to our team. She has participated and led companies to success in health services and will have an immediate impact at Predictive Oncology and will strengthen our strategic positioning in the market," said Chief Executive Officer J. Melville Engle.

About Predictive Oncology Inc.

Predictive Oncology (NASDAQ: POAI) operates through three segments (Skyline, Helomics and Soluble Biotech), which contain four subsidiaries: Helomics, TumorGenesis, Skyline Medical and Soluble Biotech.

Helomics applies artificial intelligence to its rich data gathered from patient tumors to both personalize cancer therapies for patients and drive the development of new targeted therapies in collaborations with pharmaceutical companies. TumorGenesis Inc. specializes in media that help cancer cells grow and retain their DNA/RNA and proteomic signatures, providing researchers with a tool to expand and study cancer cell types found in tumors of the blood and organ systems of all mammals, including humans. Skyline Medical markets its patented and FDA cleared STREAMWAY System, which automates the collection, measurement, and disposal of waste fluid, including blood, irrigation fluid and others, within a medical facility, through both domestic and international divisions. Soluble Biotech is a provider of soluble and stable formulations for proteins including vaccines, antibodies, large and small proteins, and protein complexes.

Forward-Looking Statements

Certain matters discussed in this release contain forward-looking statements. These forward-looking statements reflect our current expectations and projections about future events and are subject to substantial risks, uncertainties and assumptions about our operations and the investments we make. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue and financial performance, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “would,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Our actual future performance may materially differ from that contemplated by the forward-looking statements as a result of a variety of factors including, among other things, factors discussed under the heading “Risk Factors” in our filings with the SEC. Except as expressly required by law, the Company disclaims any intent or obligation to update these forward-looking statements.

Investor Relations Contact:

Landon Capital
Keith Pinder
(404) 995-6671
kpinder@landoncapital.net